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                                                                  Exhibit 99.5

                         FOURTH AMENDMENT TO AGREEMENTS


         THIS FOURTH AMENDMENT TO AGREEMENTS (this "AMENDMENT") is made as of the 4th day of January, 1999, by and among Patriot American Hospitality, Inc., Wyndham International, Inc. (together, the "COMPANIES") and NationsBanc Mortgage Capital Corporation (the "PURCHASER").

         WHEREAS, NMS Services, Inc. (the "ORIGINAL PURCHASER") and the Companies entered into (i) a Purchase Agreement dated as of February 26, 1998 (the "PURCHASE AGREEMENT") pursuant to which the Original Purchaser purchased 4,900,000 shares (the "PURCHASE SHARES") of common stock, par value $.01 per share, of each of the Companies, which shares of common stock are paired and trade as a unit consisting of one share of common stock of each Company (the "PAIRED SHARES"), and (ii) an ISDA Master Agreement (including a Schedule thereto) and a Purchase Price Adjustment Mechanism, each dated as of February 26, 1998 (collectively, the "ADJUSTMENT AGREEMENT"), pursuant to which the Original Purchaser and the Companies may make certain payments or deliveries of Paired Shares as adjustments to the purchase price for the Purchase Shares;

         WHEREAS, the Companies delivered to the Original Purchaser two letters relating to underwriting matters and tax matters, respectively, contemporaneously with the execution of the Purchase Agreement and the Adjustment Agreement (the "LETTERS");

         WHEREAS, the Original Purchaser and the Purchaser entered into a Transfer and Assignment Agreement dated as July 31, 1998 (the "ASSIGNMENT AGREEMENT,") to which the Companies agreed and consented, pursuant to which the Original Purchaser transferred and assigned, and the Purchaser received and assumed, all of the Purchase Shares and all of the Original Purchaser's rights and obligations under the Purchase Agreement, the Adjustment Agreement and the Letters;

         WHEREAS, the Purchaser and the Companies entered into an Amendment to Agreements dated as of August 14, 1998 (the "FIRST AMENDMENT"), a Second Amendment to Agreements dated as of November 23, 1998 (the "SECOND AMENDMENT") and a Third Amendment to Agreements dated as of December 10, 1998 (the "THIRD AMENDMENT" and, together with the Purchase Agreement, the Adjustment Agreement, the Letters, the First Amendment and the Second Amendment, the "AGREEMENTS") pursuant to which the Purchaser and the Companies effected certain amendments to the Purchase Agreement and the Adjustment Agreement;

         WHEREAS, the parties hereto wish to effect certain further amendments to the Agreements as set forth herein;

         NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. INITIAL STANDSTILL. The Purchaser agrees that, subject to Section 3 hereof, during the period from the date hereof to and including January 31, 1999 (the "INITIAL STANDSTILL PERIOD"), (i) it will not require a settlement pursuant to Section III of the Adjustment Agreement as a consequence of any existing or future Price Decline Unwind Event and (ii) it will not sell, assign or otherwise transfer any interest in any of the Purchase Shares or any Collateral Shares or sell, assign or otherwise transfer any interest in any of its rights under the Agreements (as amended by this Amendment), except in each case for transfers to affiliates of the Purchaser as permitted by the Agreements.

         2. EXTENDED STANDSTILL. (a) If (i) on or prior to January 31, 1999, the Companies have entered into an Acceptable Transaction Agreement (as defined below) and (ii) on January 31, 1999, there is no Default or Event of Default (each as defined in the Credit Agreement), other than such a Default or Event
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of Default that, in the reasonable judgment of the Purchaser, is not material or such a Default or Event of Default that has been waived in writing by the lenders under the Credit Agreement (any such Default or Event of Default that has been so waived, a "WAIVED DEFAULT"), then (A) the Purchaser agrees that, subject to Section 3 hereof, during the period from the date hereof to and including the earlier of (x) June 30, 1999 and (y) the date of consummation of the transaction contemplated by such Acceptable Transaction Agreement
(such date, the "EXTENDED STANDSTILL TERMINATION DATE", and such period, the "EXTENDED STANDSTILL PERIOD"), (1) it will not require a settlement pursuant to Section III of the Adjustment Agreement as a consequence of any existing or future Price Decline Unwind Event and (2) it will not sell, assign or otherwise transfer any interest in any of the Purchase Shares or any Collateral Shares or sell, assign or otherwise transfer any interest in any of its rights under the Agreements (as amended by this Amendment), except in each case for transfers to affiliates of the Purchaser as permitted by the Agreements, (B) the definition of "Interim Settlement Dates" in Section II of the Adjustment Agreement shall be modified to read in its entirety as follows: "May 26, 1998, August 26, 1998, November 26, 1998, February 26, 1999
and May 26, 1999, subject to adjustment in accordance with the Modified Following Business Day convention" and (C) clause (iii) of Section 6 of the First Amendment shall be modified to read in its entirety as follows: "the Extended Standstill Termination Date".

         (b) "ACCEPTABLE TRANSACTION AGREEMENT" means a definitive agreement, subject only to customary closing conditions reasonably satisfactory to the Purchaser, with one or more parties (the "OTHER PARTIES") for a transaction that provides for a Physical Settlement of the entire Transaction on or prior to June 30, 1999 in a manner reasonably satisfactory to the Purchaser.

         3. STANDSTILL TERMINATION. The agreements of the Purchaser set forth in Sections 1 and 2 of this Amendment shall terminate and have no further force or effect, and the Initial Standstill Period or the Extended Standstill Period, as the case may be, shall terminate, upon the occurrence of any of the following:
(i) the Daily Average Price on the Relevant Exchange of the Paired Shares for any Exchange Trading Day during the Initial Standstill Period or the Extended Standstill Period, as the case may be, other than a day on which a Market Disruption Event has occurred, is equal to or less than $5.00, (ii) the counterparty to any other "forward equity" transaction similar to the Transaction to which the Companies are party (any such counterparty, a "FET COUNTERPARTY") shall sell any Paired Shares held by such FET Counterparty in connection with such transaction, (iii) an Acceptable Transaction Agreement entered into by the Companies shall be terminated or the Companies or any Other Parties shall have publicly announced an intention not to proceed with the transaction contemplated by such an Acceptable Transaction Agreement, unless at the time of such termination or announcement the Companies shall have entered into another Acceptable Transaction Agreement, (iv) any Default (as defined in the Agreements), (v) the Maturity Date or (vi) if on January 31, 1999 a Waived Default existed, the related waiver of the lenders under the Credit Agreement terminates, is rescinded or otherwise ceases to be effective and such Waived Default is continuing at the time such waiver terminates, is rescinded or otherwise ceases to be effective.

         4. SPREAD. (a) Notwithstanding the Agreements, during the Initial Standstill Period and, if there is an Extended Standstill Period, the Extended Standstill Period, the Spread shall be 5.00% per annum.

         (b) Notwithstanding the Agreements or Section 4(a) of this Amendment, the Spread shall increase by 0.25% (up to a maximum increase of 2.00%) on the 16th calendar day, and on every 7th calendar day thereafter, on which (i) any Registration Statement contemplated by the Agreements is not effective or is the subject of a stop order by the SEC, (ii) a Black-Out Period is in effect or
(iii) the Registration Statements or the Prospectus for any other reason is not available for sales or resales of Paired Shares by the Purchaser (or any affiliate of the Purchaser designated by the Purchaser). Such calendar days shall be counted in the aggregate and need not be consecutive.

         5. UNWIND FEE. Notwithstanding the Agreements, the Maturity Placement Fee shall be 2.00%.

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The first sentence of Section III.E.7 is hereby amended to read in its entirety as follows: "In the event of Physical Settlement, Stock Settlement or Net Stock Settlement pursuant to Section III.B., III.C. or III.D., the Companies shall pay on Day S an unwind fee to an affiliate of the Purchaser designated by the Purchaser calculated as: Settlement Amount x Maturity Placement Fee."

         6. MOST FAVORED COUNTERPARTY. The Companies hereby agree that if the Companies grant to any FET Counterparty rights in connection with the settlement of the "forward equity" transaction among the Companies and such FET Counterparty that are, in the opinion of the Purchaser, more favorable to such FET Counterparty than the rights afforded to the Purchaser by the Agreements (as amended by this Amendment) in connection with the settlement of the Transaction, then upon written notice by the Purchaser to the Companies, the Purchaser shall have the benefit of corresponding rights with respect to the Transaction. The Companies shall enter into such amendments to the Agreements as may be reasonably requested by the Purchaser to evidence the effectiveness of any such rights; provided that it shall not be necessary to enter into any such amendment for such rights to be effective. Until the Transaction has been settled in full, the Companies agree to provide to the Purchaser copies of any agreements that the Companies enter into with any FET Counterparty or its affiliates relating to the settlement of the "forward equity" transaction among the Companies and such FET Counterparty.

         7. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

         8. AGREEMENTS IN FULL FORCE AND EFFECT. The Agreements (as amended by this Amendment) are hereby ratified and reaffirmed in their entirety and hereby declared to be in full force and effect.

         9. COUNTERPARTS. This Amendment may be executed in several counterparts, all of which shall be identical, and all of which counterparts together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                              NATIONSBANC MORTGAGE CAPITAL
                                                       CORPORATION


                                              By: /s/ Don Benningfield
                                                  -------------------------
                                                  Name:
                                                  Title:



                                              PATRIOT AMERICAN HOSPITALITY, INC.


                                              By: /s/ William W. Evans III
                                                  -------------------------
                                                  Name:
                                                  Title:



                                              WYNDHAM INTERNATIONAL, INC.


                                              By: /s/ William W. Evans III
                                                  -------------------------
                                                  Name:
                                                  Title: